Q2 2019 Shareholder Letter August 7, 2019 investor.eventbrite.com CraftJam New York City

Business Highlights:

Second Quarter Business Highlights

- In the second quarter of 2019:
  - » **Net revenue** grew by 19.6% to $80.8 million on a year-over-year basis compared to the second quarter of 2018. Excluding the effects of the Ticketfly cyber incident, which occurred in the second quarter of 2018, net revenue growth was 9.3%.
  - » **Paid tickets** grew by 14.9% to 26.5 million, compared to the second quarter of 2018, led by our self sign-on channel, which grew 21.5%.
- As a testament to the power of our one platform strategy, we rolled out our Add-Ons feature, previously only available to music creators, to all creators. Add-ons allow event creators to upsell ancillary or premium offerings to their customers to create a more memorable and seamless experience.
- We are nearing the completion of the integration of the Ticketfly platform and migration of Ticketfly customers. We've made progress on the integration and migration of Ticketfly and announced our intent to have all tickets sold on the Eventbrite platform by October 1, 2019. Our team is working diligently to ship increased product functionality in order to make sure our music creators are successful on the Eventbrite platform.



CraftJam is a place where creativity is available to all. Their classes cover different projects, tools and materials, but each ends with the customer taking home a finished piece, top-notch know-how and the drive to keep their craft going strong. Their hands-on lessons and seasonal calendar cater to any level and any schedule.

"We've been using Eventbrite since 2016 and have hosted more than 1,000 CraftJam events on the platform. Through Eventbrite's editorial content and consumer channels, we have been able to reach new audiences every week, sell more tickets to our workshops, and continue to grow our local business."

- Nora Abousteit, CEO and Founder of CraftJam

Eventbrite Q2 2019 Shareholder Letter

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To Eventbrite Shareholders: Second Quarter 2019 All financial comparisons are on a year-over-year basis unless otherwise noted. • Net revenue grew by 19.6% on a year-over-year basis to $80.8 million in the period. Excluding the effects of the Ticketfly cyber incident, which occurred in the second quarter of 2018, net revenue growth was 9.3%. • Paid tickets grew by 14.9% to 26.5 million in the second quarter. • Gross profit increased by 31.9% to $49.7 million. Gross margin was 61.5%, up from 55.8% in the second quarter of 2018. Excluding the effects of the Ticketfly cyber incident, gross profit increased by 12.8%. • Operating loss was $14.5 million in the second quarter compared to an operating loss of $13.2 million in the same period last year. • Net loss per share, basic and diluted, was $(0.18) for the second quarter. • Adjusted EBITDA was $0.9 million, down from $1.2 million in the same period last year.(1) • Free cash flow for the trailing twelve months ended June 30, 2019 was $2.4 million compared to $13.2 million for the trailing twelve months ended June 30, 2018.(2) We continue to use our core competency as a technology platform to move the company forward. In many cases the increased functionality we created for our music creators, like Add-ons, will benefit all creators on our platform. To enable such efforts we have dedicated a larger portion of our operating expenditures toward product development. (1) Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). See the section in this letter titled “About Non-GAAP Financial Measures” for information regarding Adjusted EBITDA, including the limitations of such measure, and see the end of this letter for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure. (2) Free cash flow is a financial measure that is not calculated in accordance with GAAP. See the section in this letter titled “About Non-GAAP Financial Measures” for information regarding Free Cash Flow, including the limitations of such measure, and see the end of this letter for a reconciliation of Free Cash Flow to the most directly comparable GAAP measure. Eventbrite Q2 2019 Shareholder Letter Page 3

Leveraging Our Work for Music to Benefit All Eventbrite Creators

The launch of Add-Ons is a testament to the power of our one platform strategy, which focuses our product and development resources to bring the benefits of what we build to all creators. In May we launched Add-Ons for our Eventbrite Music creators, giving them the ability to sell add-on items, like parking, VIP upgrades and drink vouchers, in addition to tickets. This feature has been a cornerstone of our ability to migrate creators from Ticketfly to Eventbrite Music, and after seeing success with Add-Ons for Eventbrite Music, we made the same capabilities available to all creators in June 2019.

Many creators seek to monetize their events beyond ticketing. Add-Ons allow creators to upsell premium offerings to their customers to create a more memorable and seamless experience. For example, by offering fans the ability to purchase drink tickets and parking in advance, music creators can reduce friction at the venue. These benefits are not limited to music events. With Add-Ons, creators can offer everything from yoga mat rentals to food vouchers to celebrity meet and greets. On average, we see creators increase their revenue by 9% when they take advantage of this feature.

Add-Ons create an additional revenue stream for both creators and Eventbrite. Not only are creators able to sell complementary items seamlessly, but our detailed reporting functionality gives them accurate metrics to measure their ticketing vs. add-on revenue. At Eventbrite, we realize fees for add-on items the same way we do for tickets - as a fixed fee per add-on plus a percentage of the amount of the item. Therefore, this feature will also allow Eventbrite to monetize additional portions of a creator's business beyond ticketing.



An Experience With, based in the United Kingdom, creates high quality events giving the public an opportunity to meet some of the most significant names in sports, music and film during exclusive black tie dining experiences. In addition to event tickets, patrons can purchase add-ons such as exclusive meet and greets as well as photo opportunities. They have been on our platform since 2018.

"We moved over to Eventbrite after trying a number of ticketing providers who we were not fully happy with, since we have been in partnership with Eventbrite we have found the system so easy to use and more importantly its easy to use for our customers. We have been very impressed with the constant innovation of new features to make the systems even more user friendly. Most of all we love the customer service which is available 24/7. We cant wait to expand into 2020 and beyond with Eventbrite."

- Stephen Michael Olexy, Managing Director of An Experience With

Eventbrite Q2 2019 Shareholder Letter

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Financial Discussion

All financial comparisons are on a year-over-year basis unless otherwise noted. Financial tables are at the end of this letter.

Net Revenue

For the second quarter of 2019, net revenue grew by 19.6% to $80.8 million. Excluding the effects of the Ticketfly cyber incident, growth was 9.3%. Total international net revenue (which includes both the self sign-on channel and sales) grew by 8.5% to $22.1 million, representing 27.3% of total net revenue for the quarter. Adjusted for currency fluctuation impact of $1.4 million, growth was 15.5% in the quarter.


Net Revenue (3):
$68M
$74M
$76M
$81M
$81M
+51%
+45%
+21%
+9%
+9%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

- Global self sign-on net revenue grew 16.8% in the period, driven by an increase in the number of paid tickets.
- Sales net revenue grew 22.4% in the second quarter. Excluding the effects of the Ticketfly cyber incident, growth was 2.9%. Within the sales channel results were as follows:
  - Global ticketing (non-music) net revenue increased 5.7% compared to the same quarter of 2018.
  - North American Music net revenue grew 47.8% in the period. Excluding the effects of the Ticketfly cyber incident, net revenue growth for the North American music business was flat compared to the second quarter of 2018.

Paid Tickets

Paid tickets grew by 14.9% to 26.5 million in the second quarter of 2019 compared to the second quarter of 2018.


Paid Tickets (3):
23M
24M
27M
27M
27M
+48%
+32%
+18%
+15%
+15%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

- Global self sign-on paid ticket growth increased 21.5% compared to the second quarter of 2018.

(3) Percentages represent year-over-year growth.

Eventbrite Q2 2019 Shareholder Letter

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• Sales paid ticket growth grew 9.9%, as higher non-music paid ticket growth was moderated by lower music sales paid ticket growth.

  • Global ticketing paid tickets grew 17.3% compared to the same quarter of 2018.

  • North American Music paid tickets grew 3.1% compared to the second quarter of 2018.

Gross Profit

Gross profit increased to $49.7 million in the second quarter, a 31.9% increase, representing a 61.5% gross margin. Excluding the effects of the Ticketfly cyber incident, gross profit increased by 12.8%.

Operating Expenses

In the second quarter of 2019, operating expenses grew to $64.2 million, a 26.2% increase year over year. Operating expenses in the quarter were 79.5% of net revenue compared to 75.4% in the second quarter of 2018.

• **Product development** spend increased 48.4% year over year to $16.3 million, or 20.2% of net revenue, up from 16.3% in the prior year. This increase was due to increased personnel costs to drive product innovation.

• **Sales, marketing and support** spend increased by 20.3% year over year to $25.9 million in the quarter, or 32.0% of net revenue, up from 31.9% the prior year. Of note, in the first quarter of 2019, this line item only grew 3.4%. The increase represented a concerted effort to increase our salesforce as well as increased brand marketing spend.

• **General and administrative** expenses grew by 19.8% year

Gross Margin[3]:


$38M
$42M
$45M
$51M
$50M
+41%
+42%
+20%
+9%
+32%
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

Prior Period Reclassification:
Beginning in Q1 2019, we classified the amortization of acquired customer relationship intangible assets and certain other costs as sales, marketing and support expenses. Previously, these were classified as general and administrative expenses. We reclassified $3.4 million and $6.6 million of expenses for the three and six months ended June 30, 2018, respectively, and $0.4 million for the three months ended March 31, 2019 which is included in the six months ended June 30, 2019 to make the presentation consistent with the current period. There was no change to total operating expenses, loss from operations, loss before income taxes or net loss, for the three or six months ended June 30, 2018 or the three months ended March 31, 2019 as a result of these reclassifications.

Eventbrite Q2 2019 Shareholder Letter

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over year to $22.1 million, representing 27.3% of net revenue, up from 27.2% in the prior year. The increase in spending was primarily a result of increased personnel costs, including stock-based compensation. Over time, we expect to bring general and administrative costs down as a percentage of net revenue.

Adjusted EBITDA

Adjusted EBITDA was $0.9 million in the second quarter, down from $1.2 million in the second quarter of 2018.

Adjusted EBITDA:



$1M
$11M
$7M
$5M
$1M
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

Balance Sheet / Cash Flow

Cash and cash equivalents at the end of the second quarter were $500.5 million, down from $533.4 million at March 31, 2019. This cash balance was negatively impacted by seasonal patterns in our business. We have historically built cash in the first and third quarters, as there are more events created and on sale than event completions, and have historically paid out cash in the second and fourth quarters as this pattern reverses. In order for management to better assess our available liquidity at the end of the quarter, we take cash and cash equivalents of $500.5 million, add $46.6 million in funds receivable and $26.2 million of creator advances, and net this against $323.0 million of our accounts payable to creators.[4] This results in $250.2 million in liquidity at June 30, 2019 compared to $258.5 million at March 31, 2019.

Available Liquidity	($ in thousands)
Cash and cash equivalents	$500,454
Funds receivable	+46,582
Creator advances	+26,182
Accounts payable, creators	-322,982
Available liquidity	$250,236

Free cash flow for the trailing twelve months ended June 30, 2019, was $2.4 million, compared to $13.2 million for the trailing twelve months ended June 30, 2018 as a result of lower Adjusted EBITDA as well as increased creator signing fees and advances. We focus on trailing twelve-month free cash flow and its growth in order to remove seasonal impacts from the underlying trend.

TTM Free Cash Flow



$13M
($6M)
($6M)
($6M)
$2M
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019

[4] For purposes of calculating liquidity, creator advances consists of the current portion of the account balance as of June 30, 2019.

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Migration Update As previously announced, our goal is to have all music tickets sold on the Eventbrite platform by October 1, 2019. Our team is working diligently to ship critical product capabilities, and work in concert with yet-to-be migrated customers, in order to make sure these creators are successful on the Eventbrite platform. During the second quarter and July 2019, clients have been moving over to Eventbrite Music at a rate of about 16 migrations per week. “As the Promotional Manager I We attribute this momentum to the launch of 22 features since have found that even though we don’t sell millions of tickets a year, the beginning of the year. Additionally, given the relationship- Eventbrite treats us like we do. By driven nature of the independent music industry, we believe that using Eventbrite, Founders is able to present a ticketing solution to our Flycon, our annual client event, proved instrumental in moving the customers that makes them feel like we are running a 10,000 seat arena migration forward by bringing together the Eventbrite music team from a mom and pop shop while not with top venue owners, promoters, box office managers and talent charging them an arm and a leg for service fees. We actually migrated buyers. over from Ticketfly, and when the news broke that the companies were integrating I knew that I now had the We’re encouraged by the progress we’ve seen over the past 16 best of both worlds at my fingertips. weeks and we have less than 100 clients to migrate prior to our From small events like our beer dinners that are attended by dozens, October 1, 2019 deadline. We anticipate that a majority of these to our annual golf outing that is attended by hundreds, all the way to creators will move to Eventbrite Music, but it is possible that some our annual festival that is attended may choose a different ticketing solution. For our larger and more by thousands, Eventbrite has consistently provided Founders with complex venues, we will employ a tailored migration strategy to the support and the tools necessary to promote, execute, and finalize our encourage a seamless transition to Eventbrite Music. In the fourth events in world class style.” quarter we plan to shift our focus to retention (making sure our - Luke Sass, Promotional Manager of creators are successful on the new platform) and then generating Founders Fest Director new sales. Eventbrite Q2 2019 Shareholder Letter Page 8

Guidance We anticipate continued growth from self sign-on and international channels for the third quarter of 2019, offset by challenges related to platform migration as we look to sunset the Ticketfly platform at the end of the third quarter. Of note, we did not see as much churn in the second quarter as we expected. Therefore, we expect to see this churn in the third quarter. In addition, during July, an event creator, MF Live, cancelled their Roxodus Music Festival, an event for which Eventbrite provided ticketing and payment processing services. While we were not legally obligated, we issued refunds for the face value of tickets totaling $4.0 million. This amount will be recorded as an operating expense in the third quarter. Q3 2019 Total Net Revenue: $74 million - $78 million Adjusted EBITDA: ($9) million - ($5) million Q4 2019 Regarding our expectations for the fourth quarter, we want to emphasize that our normal quarterly pattern, plus or minus the impact of currency fluctuations, is expected to remain intact and show similar net revenue levels across the full year. Additionally, the above-mentioned losses at the time of the Ticketfly sunset will create downward pressure on our revenue growth, especially in the fourth quarter, when we expect to see the greatest amount of migration churn. Earnings Webcast Eventbrite (NYSE: EB) will host a conference call and earnings webcast at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time today, August 7, 2019, to discuss these financial results. The domestic dial-in for the call is 877-682-6650 or 647-689-5426. To listen to a live audio webcast, please visit Eventbrite’s Investor Relations website at investor.eventbrite.com. A replay will be available on the same website following the call. Julia Hartz Randy Befumo CEO CFO Eventbrite Q2 2019 Shareholder Letter Page 9

Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s expected financial results for future periods; future growth and growth strategies in the Company’s businesses and products; the Company’s expectations regarding the development of its platform and products; the expected impact of the Company’s recent acquisitions; expectations regarding the Company’s ability to migrate customers from acquired platforms; the Company’s expectations regarding scale, profitability, market trends, and the demand for or benefits from its products, product features, and services in the U.S. and in international markets; expectations regarding the amortization of the Ticketfly platform; and statements related to business strategy, plans, and objectives for future operations. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this letter. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied, and reported results should not be considered as an indication of future performance. The forward-looking statements contained in this letter are also subject to additional risks, uncertainties and factors, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on 10-K for the year ended December 31, 2018. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30th, 2019. All forward-looking statements are based on information and estimates available to the Company at the time of this letter and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this letter. About Non-GAAP Financial Measures We believe that the use of Adjusted EBITDA and free cash flow is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP and have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures.You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Adjusted EBITDA Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, the change in fair value of redeemable convertible preferred stock warrant liability, gains on debt extinguishment,direct and indirect acquisition-related costs, employer taxes related to employee transactions and other (expense) income, net which consisted of interest income and foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this letter. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results. Free Cash Flow Free cash flow is a key performance measure that our management uses to assess our overall performance. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our financial position. We calculate free cash flow as cash flow from operating activities less purchases of property and equipment and capitalized internal-use software development costs, over a trailing twelve-month period. Since quarters are not uniform in terms of cash usage, we believe a trailing twelve-month view provides the best understanding of the underlying trends of the business. Although we believe free cash flow provides another important lens into the business, free cash flow is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as cash provided by operating activities. Some of the limitations of free cash flow include that it may not properly reflect capital commitments to creators that need to be paid in the future or future contractual commitments that have not been realized in the current period. Eventbrite Q2 2019 Shareholder Letter Page 10

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